Exhibit 10.40
Amendment to Stock Option Agreement and Notice
     This Amendment to Stock Option Agreement (the “Amendment”) is made on the 27th day of December, 2006 by and between Cyberonics, Inc., a Delaware corporation (the “Company”) and Shawn P. Lunney, an individual residing in Texas (“Optionee”).
     Whereas, the Company and Optionee entered into a Stock Option Agreement having a grant date of November 1, 1996, which agreement includes a Notice of Stock Option Grant (the “Agreement”); and
     Whereas, the Company and Optionee previously agreed to amend the Agreement to extend the period for Optionee to exercise the option granted under the Agreement (the “Option”) to December 31, 2006;
     Whereas, the Option is currently unexercisable because an exercise of such right would violate applicable securities laws; and
     Whereas, the Company’s Board of Directors has authorized the Company to extend the period for Optionee’s exercise of the Option to thirty (30) days after the exercise of such Option would no longer violate applicable securities laws, all on the conditions set forth in this Agreement;
     Now, Therefore, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
     1. The paragraph entitled, “Termination Period,” under “Notice of Stock Option Grant” is deleted in its entirety, and the following is substituted therefor:
“The Option may be exercised within thirty (30) days after the date on which the exercise of such Option would no longer violate applicable securities laws.”
     2. This Amendment supersedes all prior agreements, amendments, understandings, negotiations, and discussion, oral or written, related to such subject matter.
     3. Except as expressly amended herein, the terms of the Agreement remain unchanged.

OPTIONEE		CYBERONICS, INC.

/s/ Shawn P. Lunney	By:	/s/ John A. Riccardi

Shawn P. Lunney		John A. Riccardi
Vice President, Finance